UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                Date of Event Requiring Report: December 10, 2003
                                              --------------------


                          INTERNATIONAL WIRELESS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)


           Maryland                     000-27045              36-4286069
----------------------------    ------------------------   ------------------
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                         Identification No.)


                               25 Mound Park Drive
                              Springboro, OH 45036
                   ------------------------------------------
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (937) 748-2937
                                                         ------------------


                              110 Washington Avenue
                              North Haven, CT 06473
           -----------------------------------------------------------
          (Former name or former address, if changes since last report)


ITEM  1.  CHANGES IN CONTROL OF REGISTRANT.

          Not applicable.


ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On December 10, 2003, the Registrant entered into an Acquisition Agreement to acquire one hundred percent of Mound Technologies, Inc. a Nevada corporation with its corporate headquarters located in Springboro, Ohio (hereinafter "Mound").

     The closing under the Acquisition Agreement consisted of a stock for stock exchange in which the Registrant acquired all of the issued and outstanding common stock of Mound in exchange for the issuance of 1,256,000 shares of its common stock. As a result of this transaction, Mound became a wholly-owned subsidiary of the Registrant.

     The Agreement was approved after completion of its due-diligence by the unanimous consent of the Board of Directors of Mound and International Wireless. Prior to the Agreement, the Registrant had 11,755,603 shares of common stock issued and outstanding. Following the closing, the Registrant has 13,011,603 shares of common stock outstanding. The 1,256,000 shares of common stock have been issued to five different shareholders. Thomas C. Miller the new President and Chief Executive Officer owns 800,000 shares directly and is attributable to owning a total of 1,200,000 through relations and shares under his control.

     Mound was incorporated in the state of Nevada in November of 2002. Its corporate offices are located in Springboro, Ohio. Mound is actively involved in the fabricated metals industry as well as property management. This business includes two divisions and one wholly owned subsidiary.

     The Steel Fabrication Division is located in Springboro, Ohio. This division is a full service structural and miscellaneous steel fabricator. It also manufactures steel stairs and railings, both industrial and architectural quality. The present capacity of the facility is 6000 tons per year of structural and miscellaneous steel. This division had been previously known as Mound Steel Corporation which was started at the same location in 1964.

     The Property Management Division is also located in Springboro, Ohio. Presently five properties are owned and managed. This includes 145,000 square feet of light and heavy manufacturing buildings on approximately 22 acres. An additional 33 acres of industrial property is managed but not owned.

     Freedom Products of Ohio is a wholly owned subsidiary of Mound. Freedom manufactures products for the heavy machinery industry and has the ability to do complete assembly and testing if required. This includes machine bases, breeching, pollution control abatement fabrications and material handling fabrications. Freedom has the capacity to fabricate weldments and assemblies up to 50 tons total weight. Freedom Products of Ohio is located in Middletown, Ohio.

ITEM  3.  BANKRUPTCY OR RECEIVERSHIP.

          Not applicable.


ITEM  4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTANTS.

          Not applicable.

ITEM  5.  OTHER EVENTS.

     On December 10, 2003, the Board of Directors of the Registrant have approved to change the corporate office from North Haven, Connecticut to 25 Mound Park Drive, Springboro, Ohio 45036. Thomas C. Miller, the current President and Chief Executive Officer of Mound takes over that position for the Registrant. Jerry Gruenbaum, the General Counsel and Corporate Secretary remains at that position.

     Thomas C. Miller, graduated from Ohio State University with a Bachelor of Science degree in Civil Engineering in 1978 and continued his education at the University of Dayton where he received a Master of Business Administration degree in 1983. He is a registered engineer in the state of Ohio. Mr. Miller started on the shop floor at Mound Steel Corporation as a welder. He spent time working in the engineering and sales department before becoming Vice President of Sales and Quality in 1986. Tom became President of Mound Steel Corporation in 1990. The additional title of Chief Executive was added to his responsibilities in 2001. In November of 2002, Mr. Miller became Chief Executive officer of Mound Technologies, Inc. In 1988 he was elected to the Lebanon City Council. He was re-elected in 1992 and served as Vice Mayor during that time period. Mr. Miller has served on various local boards including the Middletown Regional Hospital Foundation, Dan Beard Council of Boy Scouts of America, and the Warren County Business Advisory Council.


ITEM  6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Not Applicable.


ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

          a. Financial Statements of business Acquired will be filed by amendment within the required time allotted by law.

          b. Pro Forma Financial Information will be included in the Amendment within the required time allotted by law.

          Exhibits:

          Exhibit  No.   Document  Description
          -----------    ---------------------

             10.1 Acquisition Agreement between International Wireless, Inc. and Mound Technologies, Inc. dated December 10, 2003

             99.1 Press release of International Wireless, Inc. dated December 10, 2003.

ITEM  8.  CHANGE  IN  FISCAL  YEAR.

          Not applicable.

ITEM  9.  REGULATION FD DISCLOSRE

          Not applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 10, 2003                          International Wireless, Inc.
       -------------------                         ----------------------------
                                                   (Registrant)


                                                     /s/  Thomas C. Miller
                                                   ----------------------------
                                                     Thomas C. Miller
                                                     President & CEO

                                                     /s/  Jerry Gruenbaum
                                                   ----------------------------
                                                     Jerry Gruenbaum
                                                     Corporate Secretary